Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V93487-P50931 HUT 8 CORP. 1101 BRICKELL AVE., SUITE 1500 MIAMI, FL 33131 HUT 8 CORP. 2026 Annual Meeting Vote by June 10, 2026 11:59 PM ET You invested in HUT 8 CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 11, 2026. Vote Virtually at the Meeting* June 11, 2026 10:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/HUT2026 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 28, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Voting Items Board Recommends V93488-P50931 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. 1. To elect eight directors to serve until our 2027 Annual Meeting of Stockholders. Nominees: 1a. Joseph Flinn For 1b. Asher Genoot For 1c. Michael Ho For 1d. E. Stanley O'Neal For 1e. Carl J. (Rick) Rickertsen For 1f. Mayo A. Shattuck III For 1g. William Tai For 1h. Amy Wilkinson For 2. To approve, on an advisory basis, the compensation of our named executive officers. For 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For 4. To approve an amendment to the Amended and Restated Hut 8 Corp. 2023 Omnibus Incentive Plan. For NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.